EXHIBIT 99.2

PRESS RELEASE CONTACT:  MICHAEL SENKEN
PHONE:  (678) 384-6720

MiMedx Group Announces

Third Quarter 2011 Results

Revenue Increases nearly twenty-fold over third Quarter of 2010

KENNESAW, Georgia, October 26, 2011 (PR Newswire) -- MiMedx Group, Inc.  (OTCBB: MDXG), an integrated developer, manufacturer and marketer of patent protected regenerative biomaterials and bioimplants processed from human amniotic membrane, announced today its results for the third quarter and nine months ended September 30, 2011.

The Company recorded record revenue for the quarter of $2,152,000, a 12% percent increase over second quarter of 2011 revenue of $1,929,000 and nearly a twenty-fold increase over third quarter of 2010 revenue of $108,000. The Company recorded a net loss of $1,766,000, or $.02 per diluted common share, for the third quarter, a $738,000 improvement over the second quarter net loss of $2,504,000, or $.03 per diluted common share, and a $1,088,000 improvement as compared to a net loss of $2,854,000, or $.05 per diluted common share, in the third quarter of 2010. Earnings before interest, taxes, depreciation, amortization and share based compensation (Adjusted EBITDA*) for the third quarter of 2011 were a loss of $934,000, a $489,000 improvement as compared to the second quarter loss of $1,423,000 and a $1,306,000 improvement compared to a loss of $2,240,000 in the third quarter of 2010.

Revenue for the nine months ended September 30, 2011, was $5,125,000, as compared to revenue of $545,000 recorded for the nine months ended September 30, 2010. The Company reported a net loss of $7,617,000, or $0.11 per diluted common share, for the nine months ended September 30, 2011, as compared to a net loss of $8,693,000, or $0.15 per diluted common share, for the same nine month period in 2010. Adjusted EBITDA* for the nine months ended September 30, 2011, were a loss of $4,675,000, as compared to a loss of $6,425,000 in the same nine month period of 2010. The Company ended the quarter with $637,000 in cash and has a commitment for a $1.5 million line of credit to fund working capital growth due to the planned revenue ramp.

Management Commentary

Parker H. “Pete” Petit, Chairman and CEO stated, “We are pleased with the revenue growth for the quarter, especially in the areas of wound care and spine. However, one of our most significant accomplishments was the reduction in our Adjusted EBITDA loss in the third quarter by almost $500,000 as compared to the prior quarter and our achievement of breakeven Adjusted EBITDA in the month of September. With a combination of revenue growth and expense management, we are making significant strides towards achieving positive Adjusted EBITDA in the near term. We expect that the recent addition of key resources in our sales organization, our agreement with Affirmative Solutions for our VA initiatives, and several potential OEM agreements that are currently in various stages of negotiation will provide further support of our fourth quarter growth goals. These initiatives, along with our continued diligence in expense control, will expedite our Adjusted EBITDA/positive cash flow objectives.”

The Company reported that it continues to see an increasing level of enthusiasm from practicing physicians within numerous medical disciplines regarding the potential clinical effectiveness of its AmnioFix® and EpiFix® offerings.  During the third quarter, MiMedx launched its amniotic membrane injectable tissue, the Company’s newest offering, and commenced shipments into distribution.  The AmnioFix® Injectable is a novel configuration as it consists of micronized tissue in a dry powder form and is stored at room temperature.  The physician adds sterile saline to the vial, mixes, and then injects the solution.  Bill Taylor, President and COO of MiMedx said, “We have initiated a limited launch of the AmnioFix® Injectable to a group of physicians who, for quite some time, have expressed an interest in this configuration.   The physicians using it in the limited launch are focusing their efforts on tendonitis applications.  AmnioFix® Injectable may have numerous additional uses as well, and at this time, we are conducting additional evaluations to study such applications.”

“We initiated numerous clinical studies and evaluations during the quarter on our AmnioFix® and EpiFix® allografts,” continued Taylor.  “We are engaged with physician leaders across the country in performing evaluations of these grafts in numerous clinical applications.  These clinical evaluations are designed not only to provide additional clinical data for physicians, but also to support our reimbursement efforts with CMS and health plans.  Based on the data and evidence we have collected so far, it appears that our AmnioFix® and EpiFix® products will have strong clinical results and be quite cost effective in their uses for numerous medical procedures.”

Commenting on the current state of the market for new products, Petit said, “As with all new medical products or tissues, we are going through a several-month phase where health plans must be properly educated on the clinical and cost effectiveness of these tissues. While this is a laborious and detailed process that has to be carefully navigated, we are very fortunate that MiMedx executives have successful track records in accomplishing this type of activity numerous times with their previous companies.  We are doing everything possible to expedite and optimize this process.”

MiMedx continues to have ongoing discussions with a number of other industry organizations related to a private label or OEM relationship.  “We have engaged in numerous discussions related to our amniotic membrane allografts and collagen fiber. During the quarter, we signed an OEM agreement for amniotic tissue with a company that manufactures spinal device implants. At present, we are having discussions with several companies, some of which are in the United States and others with international presence.  We hope to be able to consummate additional OEM transactions during the fourth quarter,” added Petit.

During the quarter, MiMedx submitted its initial request for Medicare reimbursement for EpiFix®. The Company reported that its data and information are currently undergoing a review, and MiMedx hopes to have some positive answers in the months ahead.  “If we can obtain Medicare coding in certain facilities for our AmnioFix® and EpiFix®, it should quickly open up new sites that would be interested in our innovative allografts,” commented Taylor.

The Company completed the final phase of the relocation of its headquarters and manufacturing facilities during the quarter. The Company now has the majority of its employees in one facility in Kennesaw, Georgia. We expect that we will receive the European CE Mark for the Company’s CollaFix™ surgical mesh product during the fourth quarter. With our manufacturing consolidation behind us, we are well prepared to ramp up our production to meet the anticipated demand for CollaFix™ in Europe,” concluded Taylor.

Earnings Call

MiMedx management will host a live broadcast of its third quarter conference call today, Wednesday, October 26, 2011, beginning at 10:30 a.m. eastern time.  A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com.  A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast.  The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.

About the Company

MiMedx® is an integrated developer, manufacturer and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane.  “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies include the device technologies HydroFix™ and CollaFix™, and our tissue technologies, AmnioFix® and EpiFix®. Our tissue technologies, processed from the human amniotic membrane, utilize our proprietary Purion® process that was developed by our wholly-owned subsidiary, Surgical Biologics, to produce a safe, effective and minimally manipulated implant. Surgical Biologics is the leading supplier of amniotic tissue, having supplied over 35,000 implants to date to distributors and OEMs for application in the Ophthalmic, Orthopedics, Spine, Wound Care and Dental sectors of healthcare.

*Earnings before interest, taxes, depreciation, amortization and share based compensation is a non-GAAP financial measure and should not be considered a replacement for GAAP results.  For a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure, see accompanying table to this release.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes.  Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to the effect on fourth quarter revenue growth of the  recent addition of key resources in the Company’s sales organization, the Company’s agreement with Affirmative Solutions, and potential OEM agreements, the Company’s ability to achieve positive Adjusted EBITDA through revenue growth and expense controls, the increasing  enthusiasm for the Company’s AmnioFix® and EpiFix® products, potential uses for the Company’s amniotic membrane injectable tissue beyond tendonitis applications, the effect of in-process clinical evaluations on the Company’s reimbursement efforts and the outcome of these evaluations, the effectiveness of the Company’s management team in educating health plans on the clinical and cost effectiveness of the Company’s tissues, the Company’s OEM business opportunities and its ability to bring OEM relationships online during the fourth quarter,  the attainment of a Medicare reimbursement code for use by certain facilities using the Company’s products and the resultant effect on demand for the Company’s products, the prospect of receiving the CE Mark regulatory clearance for the Company’s  first CollaFix™ product during the fourth quarter, the demand for the product once cleared and the Company’s preparedness for ramping up production to meet anticipated demand. These statements are based on current information and belief, and are not guarantees of future performance.  Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company may not achieve expected revenue growth or realize anticipated cost savings and may not achieve and/or  be able to sustain positive Adjusted EBITDA in the near term or at all;  that potential new uses for the Company’s amniotic membrane injectable tissue may not materialize, that results of the in-process clinical evaluations will not be as anticipated or will not have the anticipated impact on the Company’s reimbursement efforts, that the OEM business opportunities may not materialize as expected and the Company may be unable to bring additional OEM relationships online during the fourth quarter, that the Company many not receive a Medicare reimbursement code for its products or that the receipt of a Medicare reimbursement code does not increase demand for the Company’s products, that the Company may not receive anticipated regulatory clearance for its first CollaFix™ product or that such clearance may be delayed,that, once clearance is received,  the anticipated demand for the product may not materialize, that the Company may not be successful in ramping up its production capabilities to meet the demand for its initial CollaFix™ product, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2010, and its most recent Form 10-Q. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

MIMEDX GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

REVENUES:
Net sales	$2,152,094	$108,027	$5,124,980	$544,956

OPERATING COSTS AND EXPENSES:
Cost of products sold	843,366	539,697	2,291,647	1,355,210
Research and development expenses	485,236	842,929	1,995,626	2,168,043
Selling, general and administrative expenses	2,475,849	1,579,259	8,162,847	5,121,933

LOSS FROM OPERATIONS	(1,652,357)	(2,853,858)	(7,325,140)	(8,100,230)

OTHER INCOME (EXPENSE), net
Interest (expense) income, net	(113,366)	(584)	(291,651)	(592,866)

LOSS BEFORE INCOME TAXES	(1,765,723)	(2,854,442)	(7,616,791)	(8,693,096)
Income taxes	-	-	-	-

NET LOSS	$(1,765,723)	$(2,854,442)	$(7,616,791)	$(8,693,096)

Net loss per common share
Basic and diluted	$(0.02)	$(0.05)	$(0.11)	$(0.15)

Shares used in computing net loss per common share
Basic and diluted	73,767,674	61,049,942	72,082,605	57,874,093

See notes to condensed consolidated financial statements

MIMEDX GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$637,192	$1,340,922
Accounts receivable, net	1,501,565	162,376
Inventory	609,139	111,554
Prepaid expenses and other current assets	254,694	90,946

Total current assets	3,002,590	1,705,798

Property and equipment,net of accumulated depreciation of $1,775,925and $1,392,704, respectively	916,871	756,956
Goodwill	4,040,443	857,597
Intangible assets, net of accumulated amortization of $3,134,538 and $2,132,606, respectively	15,424,462	3,929,394
Deposits and other long term assets	167,257	102,500

Total assets	$23,551,623	$7,352,245

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,877,402	$848,285
Convertible notes, plus accrued interest of $3,432	-	403,432
Notes payable, plus accrued interest of $268	37,398	-
Deferred rent current	6,620	-
Customer deposits	14,725	-
Current portion of convertible debt, net of unamortized discount of $245,296plus accrued interest of $36,712	1,041,416	-
Current portion of earn-out liability payable in MiMedx common stock	3,850,000	-
Total current liabilities	6,827,561	1,251,717

Earn-out liability payable in MiMedx common stock, net of current portion	3,554,700	-
Convertible line of credit with related party, net of unamortized discount of $52,698 plus accrued interest of $21,042	1,268,344	-
Other liabilities	48,862	-
Total liabilities	11,699,467	1,251,717

Commitments and contingency (Note 11)	-	-

Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000shares authorized and 0 shares issued and outstanding	-	-
Common stock; $.001 par value; 100,000,000 shares authorized;74,306,895 issued and 74,256,895 outstanding for 2011 and 64,381,910 issued and 64,331,910 outstanding for 2010	74,307	64,382
Additional paid-in capital	71,247,000	57,888,506
Treasury stock (50,000 shares at cost)	(25,000)	(25,000)
Accumulated deficit	(59,444,151)	(51,827,360)

Total stockholders' equity	11,852,156	6,100,528

Total liabilities and stockholders' equity	$23,551,623	$7,352,245

See notes to condensed consolidated financial statements

MiMedx Group, Inc. and Subsidiaries
Non-GAAP Financial Measures and Reconciliation

As used herein, “GAAP”, refers to generally accepted accounting principles in the United States.  We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered “Non-GAAP financial measures” under Regulation G.  We have provided below for your reference, supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

Reconciliation of Net Loss to “Adjusted EBITDA” defined as Earnings before Interest, Taxes, Depreciation, Amortization and Share Based Compensation:

					Three
					Months Ended
	Three Months Ended September 30,		Nine Months Ended September 30,		June 30,
	2011	2010	2011	2010	2011

Net Loss (Per GAAP)	$(1,765,723)	$(2,854,442)	$(7,616,791)	$(8,693,096)	$(2,503,505)

Add back:
Income Taxes	-	-	-	-	-

Financing (expense) associated with warrants issued in connection with convertible promissory note	-	-	-	(595,679)	-

Financing (expense) associated with beneficial conversion of note payable issued in conjunction with acquisition	(85,989)	-	(219,506)	-	(60,599)

Other interest (exp)/inc., net	(27,377)	(584)	(72,145)	2,813	(26,471)

Depreciation Expense	98,989	114,332	330,851	337,592	115,682
Amortization Expense	333,977	166,983	1,001,931	500,949	333,977
Employee Share Based Compensation	222,792	269,477	1,032,261	731,216	429,096
Other Share Based Compensation	62,946	63,490	285,154	105,062	114,648

Loss Before Interest, Taxes, Depreciation,
Amortization and Share Based Compensation	$(933,653)	$(2,239,576)	$(4,674,943)	$(6,425,411)	$(1,423,032)